UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Elfun Diversified Fund

Elfun Government Money Market Fund

Elfun Income Fund

Elfun International Equity Fund

Elfun Tax-Exempt Income Fund

Elfun Trusts

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY DECEMBER 17, 2018 AT 5:00 P.M.

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN ONE OR MORE OF

ELFUN DIVERSIFIED FUND

ELFUN GOVERNMENT MONEY MARKET FUND

ELFUN INCOME FUND

ELFUN INTERNATIONAL EQUITY FUND

ELFUN TAX-EXEMPT INCOME FUND

ELFUN TRUSTS

Recently, we sent you proxy materials regarding the election of Trustees of the Funds listed above at the Combined Special Meeting of Shareholders scheduled for DECEMBER 18, 2018. Our records indicate that we have not received your vote. We urge you to vote as soon as possible in order to assure the presence of a quorum at the Special Meeting and to avoid the added cost of follow-up solicitations and possible adjournments.

If you have any questions or would like to vote, please call the number listed below:

833-782-7192

Your vote is important no matter the size of your holdings. Please vote promptly so your vote can be received by 5:00 p.m. on DECEMBER 17, 2018.

Vote using one of the following methods:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE

Visit the Website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received by 5:00 p.m. on DECEMBER 17, 2018.

Call the phone number above Monday – Friday, 9:00am – 10pm, Eastern time to speak with a proxy specialist.

OR

Call the toll free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

THANK YOU FOR VOTING

SSGA REM1